EXHIBIT 10.6

Mississippi Business Finance Corporation
and
Ingalls Shipbuilding, Inc.

Loan Agreement

Dated as of May 1, 1999

     The interest of Mississippi Business Finance Corporation in this Loan Agreement and all amounts receivable hereunder (except the right to receive payments, if any, under Sections 4.2(c), 5.2 and 6.3 hereof) has been assigned to The First National Bank of Chicago, as Trustee under the Indenture of Trust dated as of May 1, 1999 from the Mississippi Business Finance Corporation.

Loan Agreement
(This Table of Contents is not a part of
this Loan Agreement and is only for
convenience of reference)

-ii-

Loan Agreement
     This Loan Agreement, made and entered into as of May 1, 1999 by and between Mississippi Business Finance Corporation, a public corporation of the State of Mississippi, party of the first part (the “Issuer”), and Ingalls Shipbuilding, Inc., a corporation organized and existing under the laws of the State of Delaware, party of the second part (the “Company”).
W i t n e s s e t h:
     In consideration of the respective representations and agreements herein contained, the parties hereto agree as follows (provided, that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall be a limited obligation of the Issuer, payable solely out of the proceeds derived from this Loan Agreement, the sale of the Bonds, the income from the temporary investment thereof and moneys derived from the Guaranty, all as herein provided);
Article I
Definitions
     Section 1.1. Definition of Terms. Certain terms used in this Loan Agreement are hereinafter defined in this Section 1.1. When used herein, such terms shall have the meanings given to them by the language employed in this Article I defining such terms, and the plural includes the singular and the singular includes the plural, unless the context clearly indicates otherwise:
     “Act” means Sections 57-10-201 through 57-10-261, inclusive, and Sections 57-10-401 through 57-10-449, inclusive, of the Mississippi Code of 1972, as supplemented and amended.
     “Agreement” means this Loan Agreement as from time to time supplemented and amended.
     “Authorized Company Representative” means such person at the time and from time to time designated by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Company by the chairman, the president, any vice president, the treasurer or any assistant treasurer of the Company to act in behalf of the Company. Such certificate may designate an alternate or alternates.
     “Authorized Issuer Representative” means such person at the time and from time to time designated by written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Executive Director to act in behalf of the Issuer. Such certificate may designate an alternate or alternates.

     “Bond Counsel” means Chapman and Cutler or such other nationally recognized municipal bond counsel of recognized expertise with respect to such matters as may be mutually satisfactory to the Issuer, the Company (so long as no event of default is then existing under Section 6.1 (a), (b), (c), (d) or (e) of this Agreement) and the Trustee.
     “Bond Fund” means the Bond Fund created and established in Section 5.2 of the Indenture.
     “Bonds” means the $83,700,000 aggregate principal amount of Economic Development Revenue Bonds (Ingalls Shipbuilding, Inc. Project) Taxable Series 1999A authorized to be issued by the Issuer pursuant to the terms and conditions of Sections 2.1 and 2.2 of the Indenture.
     “Code” means the Internal Revenue Code of 1986, as amended, together with any regulations promulgated thereunder or applicable thereto.
     “Company” means (i) Ingalls Shipbuilding, Inc., the party of the second part hereto, and its successors and assigns, and (ii) any surviving, resulting or transferee entity as permitted by Section 5.1 hereof.
     “Completion Date” means the date of completion of construction of the Project.
     “Construction Fund” means the Construction Fund created and established in Section 5.6 of the Indenture.
     “Construction Period” means the period between the beginning of construction of the Project or the date on which the Bonds are first delivered to the purchasers thereof, whichever is earlier, and the Completion Date.
     “Cost of the Project” means the sum of the items authorized to be paid from the Construction Fund pursuant to the provisions of Section 3.3 hereof.
     “Event of Default” means any occurrence or event specified as such in and defined as such by Section 6.1 hereof.
     “Indenture” means the Indenture of Trust, including any indentures supplemental thereto as therein permitted, between the Issuer and the Trustee, of even date herewith, pursuant to which certain of the Issuer’s interest in this Agreement is pledged as security for the payment of the principal of, and premium, if any, and interest on, the Bonds and moneys on deposit in the Bond Purchase Fund are held in trust for the benefit of the respective owners which have tendered Bonds for purchase.
     “Initial Administrative Fee” means the initial fee of the Issuer with respect to the Bonds in the amount of $30,000, which fee is required to be paid by the Company to the Issuer upon the initial delivery of Bonds hereunder.

     “Issuer” means the Mississippi Business Finance Corporation, the party of the first part hereto, and any successor body to the duties or functions of the Issuer.
     “Permitted Investments” means:
     (a) Direct obligations of the United States of America and Canada and obligations fully guaranteed by any agency thereof;
     (b) Direct obligations of, and obligations fully guaranteed by, any of the fifty states of the United States of America or the ten provinces of Canada rated a minimum of Aa2 by Moody’s or AA by S&P or any equivalent rating by any equivalent rating service (such rating requirement can be met by an attached letter of credit from any bank meeting the requirements stated in clause (e) and/or (f) below or by municipal bond insurance);
     (c) Indebtedness of any county or other local government body within the United States of America rated at least Aa2 by Moody’s or AA by S&P or any equivalent rating by any equivalent rating service (such rating requirement can be met by an attached letter of credit from any bank meeting the requirements stated in clause (e) and/or (f) below or by municipal bond insurance);
     (d) Indebtedness of any corporation rated at least Aa2 by Moody’s or AA by S&P or any equivalent rating by any equivalent rating service or any commercial paper of any corporation rated at least P-2 by Moody’s or A-2 by S&P or any equivalent rating by any equivalent rating service;
     (e) Certificates of deposit, banker’s acceptances or time deposits of any commercial bank, branch or Edge Act (12 USC 611 et seq.) branch which is a member of the Federal Reserve System, has a net worth of at least $100 million and whose debt service has an A prefix by McCarthy Crisanti & Maffei, Inc., Moody’s or S&P or any equivalent rating by any equivalent rating service;
     (f) Certificates of deposit, banker’s acceptances or time deposits of any non-U.S. commercial bank which is ranked among the 100 largest banks in the world (by assets, as ranked by the American Banker Journal), has a net worth of at least $500 million and rated B/C or better by International Business Communications Ltd. or Thomson BankWatch, Inc. rating service or any equivalent rating by any equivalent rating service;
     (g) Repurchase agreements or reverse repurchase agreements with financial institutions whose commercial paper is rated at least P-1 by Moody’s or A-1 by S&P or whose debt rating is at least Aa2 by Moody’s or AA by S&P, or any bank who meets the requirements as stated in clause (e) and/or (f) above, provided that in all cases the market value of the collateral used for such transactions must be adequate to insure safety, liquidity and preservation of capital: Aaa or AAA-102%, Aa2 or AA-110%; and

          (h) Securities and Exchange Commission Rule 2a-7 money market funds with a net asset value of one and a parent company rating of P-1 or better by Moody’s or A-1 or better by S&P or any equivalent rating by any equivalent rating service.
     “Plans and Specifications” means the plans and specifications prepared for the Project by the Company, as amended from time to time prior to the Completion Date, which plans and specifications are on file at the Principal Office of the Company.
     “Plant” means the shipbuilding complex in Jackson County, Mississippi which is owned and operated by the Company.
     “Project” means those items of machinery, equipment, structures and related property acquired and constructed or installed with proceeds from the sale of the Bonds or the proceeds of any payment by the Company pursuant to Section 3.4 of this Agreement, as more particularly described in Exhibit A hereto.
     “Trustee” means the Trustee and/or co-trustee at the time serving as such under the Indenture.
     The words “hereof,” “herein,” “hereunder” and other words of similar import refer to this Agreement as a whole.
     Unless otherwise specified, references to Articles, Sections, and other subdivisions of this Agreement are to the designated Articles, Sections, and other subdivisions of this Agreement as originally executed.
     The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof.
     Terms defined in the Indenture and used herein shall have the same meaning herein as set forth in the Indenture.
Article II
Representations; Certain Benefits
     Section 2.1. Representations of the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:
          (a) The Issuer is a public corporation duly organized and validly existing under the Constitution and laws of the State. The Issuer has the power, pursuant to the provisions of the Act, to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action of the Issuer, the Issuer has been duly authorized to execute and deliver this Agreement and the Indenture.

     (b) To finance a portion of the Cost of the Project, the Issuer will issue its Bonds, which will mature, bear interest and be subject to redemption as set forth in the Indenture.
     (c) The Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer’s interests in this Agreement will be pledged to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.
     (d) The Issuer has not and will not pledge or otherwise transfer its interest in this Agreement other than to the Trustee to secure the Bonds.
     (e) The Issuer, to its knowledge, is not in default under any of the provisions of the laws of the State which default would affect its existence or its powers referred to in subsection (a) of this Section 2.1.
     (f) The issuance of the Bonds for the purpose of financing Cost of the Project will further the public purposes of the Act.
     (g) The Company qualifies as an eligible company within the meaning of the Act.
     (h) All requirements of the Act have been complied with in connection with the issuance and sale of the Bonds and the execution of this Agreement and the Indenture.
     (i) No official or officer of the Issuer has any interest, financial, employment or otherwise, in the Company or in the transactions contemplated hereby, prohibited by any statute or rule of law of the State.
     Section 2.2. Representations of the Company. The Company makes the following representations as the basis for the undertakings on its part herein contained:
     (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing and is duly qualified to do business in the State of Mississippi and has power to enter into and by proper action has been duly authorized to execute and deliver this Agreement.
     (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflicts with or results in a breach of any of the terms, conditions or provisions of the Company’s Restated Certificate of Incorporation, any other organizational restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or (with or without the giving of notice or the lapse of time, or both) constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance prohibited by the terms of any instrument or agreement to which the Company is now a party or by which it is bound.

          (c) The loan of the proceeds of the Bonds by the Issuer to the Company hereunder is not being made to finance any existing debt except for the repayment of existing debt which qualifies as a Cost of the Project.
     Section 2.3. Certain Benefits. (a) The parties hereto acknowledge that the Company has been induced to proceed with the Project in part by the benefits conferred by the Act. The Issuer hereby agrees that the Company shall be permitted to take advantage of all of the benefits provided by the Act to the fullest extent therein set forth subject to the rules and regulations of the Issuer to the extent that such rules are applicable to the Project.
          (b) With respect to income tax credits conferred by the Act referenced in (a) above, and all calculations in connection therewith, the following shall apply:
(1)	the maximum income tax credit to be utilized in any taxable year of the Company (“Taxable Year”) is 80% of the tax liability and shall not exceed the payments of the principal of, premium, if any and interest payments on the Bonds during such year and the fees and expenses of the Trustee and any other fees and expenses referenced herein.

(2)	the deductibility of interest payments on the Bonds shall be determined in accordance with applicable Mississippi law.

(3)	the Company shall request the Trustee to provide the Issuer, not later than ninety (90) days after the end of each Taxable Year, with a certificate setting forth the amount of all payments made to the Trustee with respect to the Bonds whether for principal, premium, interest or the fees and expenses of the Trustee.

(4)	it is understood that as an expansion to an existing manufacturing enterprise, the economic development project to be financed with the proceeds of the Bonds will generate an income tax credit in an amount equal to the annual payments on the Bonds as provided in this Agreement and the Indenture (which are described in the Act as “total debt service paid under a financing agreement”), subject to the following formula calculation which is based on guidelines promulgated by the Issuer, particularly Section 1 of the Issuer’s Rural Economic Development (RED) Guidelines which were modified effective July 1, 1998 (the “MBFC Guidelines”). In no case may the credit exceed 80% of the taxpayer’s liability in a tax year.
i.	The Company shall establish an existing employment base which shall be the average number of employees reported by the Company to the Mississippi Employment Security Commission for twelve (12) months preceding November 1, 1997 (the first day of the month during which the Company was induced for financing by the Issuer for the Project). This amount shall constitute the “Employment Base” for the entire term of this Agreement and for the three years after the end of the term of this Agreement.

ii.	Commencing with the 1998 Taxable Year and for each Taxable Year thereafter throughout the term of this Agreement, the Company shall compute the average number of employees in Mississippi reported by the Company to the Mississippi Employment Security Commission (the “Future Employment Base”) and calculate the percentage increase of such employees over the Employment Base. (As noted, this percentage shall be adjusted annually.)

iii.	The percentage of total increased employment described in (ii) above is determined by subtracting the Employment Base (as defined in (i) above) from the Future Employment Base, dividing the result by the Future Employment Base and then converting the resulting fraction to a percentage.

iv.	The Company shall establish the present value of the Company’s capital assets located in Mississippi by using the true value as reflected on the personal and real property tax rolls of the tax assessor of the county where the Company’s existing plants are located as of the most recent assessment date(s) immediately prior to commencement of the Project. This amount shall constitute the “Capital Asset Base” for the entire term of this Agreement. Since work on the Project commenced in August, 1997, the Capital Asset Base will be the true value of the personal property as reflected on the Company’s January 1, 1997 rendition form, plus the true value of the real property as reflected on the tax rolls of the county where the Company’s existing plants are located as of January 1, 1997.

The percentage of the capital investment increase will be determined by dividing the cost of the new fixed assets by the total value of the Company’s capital assets upon completion of the Project, as determined by the tax assessors of the counties in which the Company has facilities and then converting the resulting fraction to a percentage.

v.	For the 1999 Taxable Year, the Company shall calculate the percentage of its capital investment increase by using a formula, the numerator of which shall consist of the cost of the fixed assets in connection with the Project purchased from November 1, 1997 through July 31, 1999 with bond proceeds (including the proceeds of any bonds previously issued by the Issuer on behalf of the Company) or Company Equity (as defined in the MBFC Guidelines), and the denominator of which shall consist of (a) the cost of the fixed assets purchased from November 1, 1997 through July 31, 1999 with bond proceeds (including the proceeds of any bonds previously issued by the Issuer on behalf of the Company) or Company Equity, plus (b) the Capital Asset Base.

vi.	For each subsequent Taxable Year until the Taxable Year following the Completion Date, the Company shall calculate the percentage of its capital investment increase by using the following formula:

Numerator: (a) Cost of fixed assets in connection with the Project purchased during each respective Taxable Year with bond proceeds (including the proceeds of any bonds previously issued by the Issuer on behalf of the Company) or Company Equity excluding the cost of fixed assets purchased in such Taxable Year from August 1 through December 31 of such Taxable Year, plus (b) the total true value of the fixed assets in connection with the Project purchased from November 1, 1997 through the assessment date that occurs in such subsequent Taxable Year with bond proceeds (including the proceeds of any bonds previously issued by the Issuer on behalf of the Company) or Company Equity, as reflected on the real and personal property tax rolls for that assessment date.

Denominator: (a) Cost of fixed assets in connection with the Project purchased during such subsequent Taxable Year with bond proceeds (including the proceeds of any bonds previously issued by the Issuer on behalf of the Company) or Company Equity excluding the cost of fixed assets purchased in such Taxable Year from August 1 through December 31 of such Taxable Year, plus (b) the total true value of the fixed assets at the Company’s Mississippi Plants as of the assessment date that occurs in such subsequent Taxable Year.

vii.	For the Taxable Year following the Completion Date, the Company shall calculate the percentage of its capital investment increase by using a formula, the numerator of which shall consist of the true value of the fixed assets in connection with the Project of the Company purchased since November 1, 1997 with bond proceeds (including the proceeds of any bonds previously issued by the Issuer on behalf of the Company) or Company Equity, and the denominator of which shall consist of the true value of the fixed assets located at the Company’s Mississippi plants (which shall include the Project) as reflected on the real and personal property tax rolls as of the most recent assessment date. This quotient calculated with respect to the year following the Completion Date shall be used for such Taxable Year and all future years without adjustment.

viii.	The Company shall compute its “Economic Tax Valuation Percentage” for each Taxable Year by multiplying the employment increase percentage (determined in (ii) above) by two (2), adding the percentage of capital investment increase (determined in (v), (vi) or (vii) above, as the case may be), and then dividing by three (3).

ix.	The Economic Tax Valuation Percentage shall then be applied to the Company’s Mississippi taxable income in order to determine the amount of income generated by or arising out of the Project for purposes of calculating the Company’s income tax liability which may be offset by the income tax credit provided under Section 57-10-409(d)(i) of the Act.
(5)	the income tax credits provided by the Act may not be carried forward beyond three years following the year all of the Bonds are redeemed, whether by maturity, acceleration or redemption.

(6)	the benefits accruing to the Company under this Section 2.3 shall cease in the event:
(A)	a default should occur and be continuing under this Agreement or the Indenture; or

(B)	the Company should fail to operate the Project for a period of nine (9) consecutive months following the initial start up of the Project except for force majeure, strikes, lockouts, damage, destruction, acts of God or in general, reasons beyond the Company’s reasonable control excepting, however, general economic conditions.
          With respect to the benefits that may accrue to the Company under this Section 2.3, the Company acknowledges and agrees that the Issuer makes no representation, warranty or covenant regarding the enforceability of the Company’s rights to receive the benefits, the extent that such benefits may be received nor the term under which the Company may be entitled to receive the benefits.
Article III
Construction of the Project; Issuance of the Bonds
     Section 3.1. Agreement to Construct and Equip the Project. The Company agrees that it will acquire or construct, or complete the acquisition and construction of, the Project in Jackson County, Mississippi substantially in accordance with the Plans and Specifications.
          In the event that Exhibit A hereto is to be amended or supplemented in accordance with the provisions of Section 11.1 of the Indenture, the Issuer will enter into, and will instruct the Trustee to consent to, an amendment of or supplement to Exhibit A hereto upon receipt of:
     (i) a certificate of an Authorized Company Representative describing in detail the proposed changes; and
     (ii) a copy of the proposed form of amendment or supplement to Exhibit A hereto and such other documents, certificates and showings as may be required by counsel rendering the opinion in clause (iii) of this paragraph; and

     (iii) an opinion of Bond Counsel to the effect that such amendment complies with the requirements of this Section 3.1, is in proper form for execution and delivery by the Issuer and will not adversely affect the validity of the Bonds.
     Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide funds to finance all or a portion of the Cost of the Project, the Issuer agrees that it will issue under the Indenture, sell and cause to be delivered to the Underwriter, the Bonds, bearing interest and maturing as set forth in the Indenture. The Issuer will cause the accrued interest, if any, received upon the delivery of the Bonds to be deposited in the Bond Fund and the balance of the proceeds (net of underwriting discount, if any) received from the sale of the Bonds to be deposited in the Construction Fund.
     Section 3.3. Disbursements from the Construction Fund. The Issuer hereby authorizes and directs the Trustee, upon compliance with Section 5.7 of the Indenture, to disburse the moneys in the Construction Fund to or on behalf of the Company for the following purposes (but, subject to the provisions of Sections 3.4 and 3.5 hereof, for no other purpose):
     (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it at any time prior to or after the delivery of the Bonds for expenditures in connection with the preparation of the Plans and Specifications (including any preliminary study or planning of the Project or any aspect thereof) and the construction and acquisition of the Project.
     (b) Payment of the initial or acceptance fee of the Trustee, legal, financial and accounting fees and expenses, the Issuer’s fees and expenses, Rating Agency fees, original issue discount, and printing and engraving costs incurred in connection with the authorization, issuance and sale of the Bonds, the execution and filing of the Indenture and the preparation and recording or filing of all other documents in connection therewith, and payment of all fees, costs and expenses for the preparation of this Agreement, the Indenture and all other documents in connection with the authorization, issuance and sale of the Bonds.
     (c) Payment for labor, services, materials and supplies used or furnished in the construction and acquisition of the Project, and payment of amounts due under contracts for the acquisition, construction and installation of the Project, all as provided in the plans, specifications and work orders therefor.
     (d) Payment of the fees, if any, for architectural, engineering, legal, underwriting and supervisory services with respect to the Project.
     (e) To the extent not paid by a contractor for construction or installation with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.

          (f) Payment of the taxes, assessments and other charges, if any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Company.
          (g) Payment of expenses incurred in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.
          (h) Interest on the Bonds during the Construction Period.
          (i) Payment of any other costs which constitute part of the cost of the Project in accordance with generally accepted accounting principles and which are permitted by the Act.
     All moneys remaining in the Construction Fund after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (j), inclusive, of this Section, shall at the direction of the Company be used in accordance with Section 3.4 hereof.
     Section 3.4. Establishment of Completion Date; Obligation of the Company to Complete. As soon as practicable after the completion of construction of the Project, and in any event not more than ninety (90) days thereafter, the Company shall furnish to the Trustee a certificate signed by an Authorized Company Representative stating (i) that construction of the Project has been completed substantially in accordance with the Plans and Specifications, (ii) the Completion Date, (iii) the Cost of the Project, (iv) the portion of the Cost of the Project which has then been paid and (v) the portion of the Cost of the Project which has not yet then been paid. Such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.
          Moneys (including investment proceeds) remaining in the Construction Fund on the date of such certificate may be used, at the direction of an Authorized Company Representative, to the extent indicated, for the payment, in accordance with the provisions of this Agreement, of any Cost of the Project not then paid as specified in the above-mentioned certificate. Any moneys (including investment proceeds) remaining in the Construction Fund on the date of the aforesaid certificate and not so set aside for the payment of such Cost of the Project shall be used as soon as practicable to redeem Bonds in accordance with Section 3.1(d) of the Indenture.
          In the event the moneys in the Construction Fund available for payment of the Cost of the Project should not be sufficient to pay the costs thereof in full, the Company agrees to pay directly, or to deposit in the Construction Fund moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Construction Fund. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Construction Fund and which, under the provisions of this Agreement, will be available for payment of the Cost of the Project, will be sufficient to pay all the costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay, or deposit moneys in the Construction Fund for the payment of, any portion of the Cost of the Project pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the owners of any of the Bonds, nor shall it be entitled to any diminution of the loan repayment installments or other amounts payable under Section 4.2 hereof.
     Section 3.5. Investment of Moneys in the Construction Fund, the Bond Fund and the Bond Purchase Fund. Any moneys held as a part of the Construction Fund or the Bond Fund shall at the written direction (or the oral direction confirmed in writing) of an Authorized Company Representative as to specific investments be invested or reinvested by the Trustee as provided in Article VI of the Indenture, to the extent permitted by law, in Permitted Investments. Any such direction shall certify that any investment so directed to be made constitutes a Permitted Investment and that such investment is permitted to be made under the Indenture and the Agreement. The Trustee may make any and all such investments through its own trust investment department. The investments purchased pursuant to this Section 3.5 and Article VI of the Indenture shall be held by the Trustee and shall be deemed at all times a part of the Construction Fund or the Bond Fund, as the case may be, and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund.
Article IV
Loan of Bond Proceeds; Loan Repayment Amounts; Other Amounts
     Section 4.1. Loan of Bond Proceeds. The Issuer hereby agrees, upon the terms and conditions in this Agreement, to lend to the Company the proceeds (exclusive of accrued interest, if any) received by the Issuer from the sale of the Bonds.
     Section 4.2. Loan Repayments; Other Amounts Payable. (a) On or before each date provided in or pursuant to the Indenture for the payment of principal of, premium, if any, and/or interest on the Bonds, until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company covenants and agrees to pay to the Trustee in federal or other immediately available funds at the Principal Office of the Trustee for deposit in the Bond Fund, as a loan repayment installment pursuant to Section 4.1 hereof, a sum equal to the amount payable on such date as principal (whether at maturity, or upon redemption or acceleration), premium, if any, and interest upon the Bonds as provided in the Indenture; provided, however, that the obligation of the Company to make any such payment shall be reduced by the amount of moneys on deposit in the Bond Fund on any such date and: available to pay the principal of and premium, if any, and interest on the Bonds on such date (excluding moneys on deposit in the Bond Fund for the payment of past due principal of or premium, if any, or interest on Bonds in cases where Bonds have not been presented for payment or interest checks have not been cashed); provided further, that in any event the payments under this Section 4.2(a) shall at all times be sufficient to pay the principal of and premium, if any, and interest on the Bonds, and if on any date on which the payment of the principal of or premium, if any, or interest on Bonds is due, the Trustee shall not have sufficient moneys on deposit in the Bond Fund and available therefor to make each such payment in full, the Company shall immediately pay to the Trustee in immediately available funds an amount equal to such deficiency. Each payment made pursuant to this Section 4.2(a) shall be made during normal banking hours. In the event the Company should fail to make any of the payments required in this Section 4.2(a), the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest borne by the Bonds from the due date thereof until paid.
     To secure its obligation to make the payments required under this Section 4.2(a), the Company agrees to cause the Guaranty to be issued and delivered to the Trustee on or prior to the date of the initial delivery to and payment for Bonds by the Initial Purchaser. The obligation of the Company to make payments under this Section 4.2(a) shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time any such payments shall be due or owing, payment of the principal of, premium, if any, and interest on the Bonds which would have been paid with such payments shall be paid (or provision for such payment shall be made as set forth in the Indenture) with amounts received by the Trustee from (i) moneys realized under the Guaranty or (iii) any other source under the Indenture so long as the amounts are available for such purpose.
     (b) The Company agrees to pay the Trustee (1) the reasonable costs and expenses of the Trustee, including reasonable attorneys’ fees and expenses, incurred by the Trustee in entering into and executing the Indenture and (2) (i) an amount equal to the reasonable annual fee of the Trustee for the ordinary services of the Trustee, as trustee, rendered and its reasonable ordinary expenses incurred under the Indenture, as and when the same become due, (ii) the reasonable fees, charges and expenses of the Trustee, as paying agent, as tender agent and as bond registrar, as and when the same become due and (iii) the reasonable fees, charges and expenses (including reasonable attorneys’ fees and expenses) of the Trustee for any reasonable extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, as and when the same become due. The Company further agrees to indemnify the Trustee, including its officers, directors, employees and agents, for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the issuance or sale of the Bonds or the acceptance or administration of the trusts under the Indenture, this Agreement and the Guaranty, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers and duties under the Indenture. In the event the Company should fail to make any of the payments required in this Section 4.2(b), the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon to the extent permitted by law at the prime rate of the Trustee at the time of such failure from the due date thereof until paid.
     (c) The Company also agrees to pay when due, upon written request, or to promptly reimburse the Issuer for (i) all costs incurred by the Issuer in connection with the financing and administration of the Project, except as may be paid out of the proceeds of the Bonds, including without limitation, any necessary expenses incurred by the Board of Directors or any officer of the Issuer while engaged in the performance of their duties as such commissioners or officers of the Issuer, (ii) the reasonable fees and expenses of counsel to the Issuer and (iii) all publication, filing and recording fees. In the event the Company should fail to make any of the payments required in this Section 4.2(c), the item or installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and the Company agrees to pay the same with interest thereon to the extent permitted by law at the rate of interest borne by the Bonds from the due date thereof until paid.
          (d) The Trustee’s rights to immunities and protection from liability hereunder and its right to payment of its fees, expenses and indemnities shall survive its resignation or removal and the final payment or defeasance of the Bonds.
     Section 4.3. No Defense or Set-Off; Unconditional Obligation. The obligations of the Company to make the payments required in Section 4.2 hereof and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee, and the Company shall pay absolutely net during the term of this Agreement the payments to be made as prescribed in Section 4.2 and all other payments required hereunder free of any deductions and without abatement, diminution or set-off; and, except as provided in Section 4.2(d) hereof, until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid, or provision for the payment thereof shall have been made in accordance with the Indenture, the Company: (i) will not suspend or discontinue any payments provided for in Section 4.2 hereof; (ii) will perform and observe all of its other agreements contained in this Agreement; and (iii) except as provided in Article VII hereof, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax laws of the United States of America or of the State or any political subdivision of either of these, or any failure of the Issuer or the Trustee to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement or the Indenture, except to the extent permitted by this Agreement.
     Section 4.4. Assignment of Issuer’s Rights. As security for the payment of the Bonds, the Issuer will assign to the Trustee the Issuer’s rights under this Agreement, including the right to receive payments hereunder (except the right to receive payments, if any, under Sections 4.2(c), 5.2 and 6.3 hereof), and hereby directs the Company to make said payments directly to the Trustee. The Company herewith assents to such assignment and will make such payments directly to the Trustee without defense or set-off by reason of any dispute between the Company and the Issuer or the Trustee.
Article v
Special Covenants and Agreements
     Section 5.1. The Company to Maintain its Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it; provided that the Company may, without violating the agreement contained in this Section, consolidate with or merge into another entity, or permit one or more entities to consolidate with or merge into it, or sell or otherwise transfer to another entity all or substantially all of its assets as an entirety and thereafter dissolve, provided, the surviving, resulting or transferee entity, as the case may be, if it is other than the Company, (i) is qualified to do business in the State, and (ii) assumes in writing all of the obligations of the Company under this Agreement.
     Section 5.2. Release and Indemnification Covenants. The Company releases the Issuer (and its commissioners, officers, employees and agents) from and covenants and agrees that the Issuer shall not be liable for, and to indemnify and hold the Issuer (and its commissioners, officers, employees and agents) harmless against, any loss or damage to property or any injury to or death of any person occurring on or about or resulting from the Project or the operation thereof; including, without limiting the generality of the foregoing, all causes of action and attorneys’ fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing. The Company further releases the Issuer (and its commissioners, officers, employees and agents) from and covenants and agrees that the Issuer (and its commissioners, officers, employees and agents) shall not be liable for, and to indemnify and hold the Issuer harmless against, any liability resulting from or related to the issuance or sale of the Bonds; including, without limiting the generality of the foregoing, all causes of action and attorneys’ fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing.
     Section 5.3. Insurance. The Company agrees to maintain, or cause to be maintained, all necessary insurance with respect to the Project in accordance with its customary insurance practices, which may include self-insurance. All costs of maintaining insurance with respect to the Project shall be paid by the Company, and the Issuer shall have no obligation or liability in this regard.
     Section 5.4. Maintenance and Repair. The Company agrees that it will (i) maintain, or cause to be maintained, the Project in as reasonably safe condition as its operations shall permit and (ii) maintain, or cause to be maintained, the Project in good repair and in good operating condition, ordinary wear and tear excepted, making from time to time all necessary repairs thereto and renewals and replacements thereof. All costs of operating and maintaining the Project shall be paid by the Company, and the Issuer shall have no obligation or liability in this regard.
     Section 5.5. Operation of Project. Although the Company intends to operate, or cause to be operated, the Project for its designed purposes until the date on which no Bonds are outstanding, the Company is not required by this Agreement to operate, or cause to be operated, any portion of the Project after the Company shall deem in its discretion that such continued operation is not advisable, and in such event it is not prohibited by this Agreement from selling, leasing or retiring all or any such portion of the Project. The net proceeds from such sale, lease or other disposition, if any, shall belong to, and may be used for any lawful purpose by, the Company. No such sale, lease or other disposition of all or any portion of the Project shall reduce or otherwise affect the Company’s obligation to pay amounts under Article IV hereof.

     Section 5.6. Insurance and Condemnation Awards. The net proceeds of any insurance or condemnation award as a result of the destruction or condemnation of the Project or any portion thereof shall belong to, and may be used for any lawful purpose by, the Company.
     Section 5.7. Qualification in State. The Company agrees that throughout the term of this Agreement it will be qualified to do business in the State.
     Section 5.8. Taxation Relating to Project. During the term of this Agreement, the Company will promptly remit when due any taxes, assessments or other charges levied or imposed in respect of the Project or the installments payable hereunder to the appropriate taxing body. The Company may, at its own expense and in its own name, in good faith contest any such taxes, assessments and other charges and, in the event of such contest, may permit the taxes, assessments or other charges contested to remain unpaid during the period of such contest and any appeal therefrom if permitted by applicable law. All taxes, assessments and other charges levied or imposed with respect to the Project shall be the obligation of the Company, and the Issuer shall have no obligation or liability in this regard.
     Section 5.9. Recordation and Other Instruments. In order to perfect the security interest of the Trustee in the Trust Estate, the Company will cause such security agreements or financing statements, to be duly filed and recorded in the appropriate state and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State, as from time to time amended. To continue the perfection of the security interest evidenced by such security agreements or financing statements, the Company shall file and record such necessary continuation statements or supplements thereto and other instruments from time to time as may be required pursuant to the provisions of said Uniform Commercial Code or other similar law to fully preserve and protect the security interest of the Trustee in the Trust Estate. The Issuer, at the expense of the Company, shall execute and cause to be executed any and all further instruments as shall be reasonably requested by the Trustee for such protection and perfection of the interests of the Trustee and the Bondholders, and the Company shall file and refile such instruments which shall be necessary to preserve and perfect the lien of the Indenture upon the Trust Estate until the principal of, premium, if any, and interest on the Bonds issued thereunder shall have been paid or provision for their payment shall be made as therein provided.
     Section 5.10. Compliance With Orders, Ordinances, Etc. The Company agrees that it will use its best efforts promptly to comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governmental authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Project or any part thereof, or to any use, manner of use or condition of the Project or any part thereof.

Article VI
Events of Default and Remedies
     Section 6.1. Events of Default. The occurrence and continuation of any one of the following shall constitute an Event of Default:
     (a) failure by the Company to pay any amount required to be paid under Section 4.2(a) hereof with respect to principal of or premium on any Bond on the dates and at the time specified therein; or
     (b) failure by the Company to pay any amount required to be paid under Section 4.2(a) hereof with respect to interest on any Bond on the dates and at the time specified therein; or
     (c) failure by the Company to observe and perform any covenant, condition or agreement on its part to be observed or performed in this Agreement, other than as referred to in (a) or (b) above, for a period of 30 days after receipt by the Company of written notice, specifying such failure and requesting that it be remedied, given to the Company by the Issuer (with a copy to the Trustee) or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can be corrected but not within such 30-day period, no Event of Default shall have occurred if corrective action is instituted by the Company within such period and diligently pursued until the default is corrected; or
     (d) the dissolution or liquidation of the Company or the filing by the Company of a voluntary petition in bankruptcy, or failure by the Company promptly to cause to be lifted any execution, garnishment or attachment of such consequence as will impair the Company’s ability to carry on its obligations hereunder, or the commission by the Company of any act of bankruptcy, or adjudication of the Company as a bankrupt, or if a petition or answer proposing the adjudication of the Company as a bankrupt or its reorganization, arrangement or debt readjustment under any present or future federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within ninety days after the filing thereof, or if the Company shall admit in writing its inability to pay its debts generally as they become due, or a receiver, trustee or liquidator of the Company shall be appointed in any proceeding brought against the Company and shall not be discharged within ninety days after such appointment or if the Company shall consent to or acquiesce in such appointment, or assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or a bankruptcy, insolvency or similar proceeding shall be otherwise initiated by or against the Company under any applicable bankruptcy, reorganization or analogous law as now or hereafter in effect and if initiated against the Company shall remain undismissed (subject to no further appeal) for a period of ninety days; provided, the term “dissolution or liquidation of the Company,” as used in this subsection, shall not be construed to include the cessation of the existence of the Company resulting either from a merger or consolidation of the Company into or with another entity or a dissolution or liquidation of the Company following a transfer of all or substantially all of its assets as an entirety or under the conditions permitting such actions contained in Section 5.1 hereof; or
     (e) the occurrence of an “event of default” under the Indenture.
     Section 6.2. Remedies. Whenever any Event of Default shall have happened and is subsisting, the Trustee may take any one or more of the following remedial steps, subject to Article IX of the Indenture:
     (a) By notice in writing to the Company, declare the unpaid loan repayment installments payable under Section 4.2(a) of this Agreement to be due and payable immediately, if concurrently with or prior to such notice the unpaid principal amount of the Bonds has become or has been declared to be due and payable under the Indenture, and upon any such declaration under this Section 6.2(a) the amounts payable under Section 4.2(a) hereof shall become and shall be immediately due and payable in the amount set forth in Section 8.2 of the Indenture; provided, however, that an Event of Default shall be deemed waived and a declaration accelerating payment of unpaid loan repayment installments payable under Section 4.2(a) of this Agreement shall be deemed rescinded without further action on the part of the Trustee or the Issuer upon any rescission by the Trustee of the corresponding declaration of acceleration of the Bonds under Section 8.11 of the Indenture. The Trustee shall as soon as possible after any such declaration provide the Company with written notice thereof.
     (b) Whatever action at law or in equity may appear necessary or desirable to collect the payments and other amounts then due or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.
       In case the Trustee shall have proceeded to enforce its rights under this Agreement and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Company and the Trustee shall continue as though no such proceeding had been taken.
     Section 6.3. Agreement to Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of the payments due under this Agreement or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer or the Trustee the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Issuer or the Trustee.
     Section 6.4. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute, except that the remedy of acceleration shall be exercised only in the manner set forth in Section 6.2(a) hereof. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. Such rights and remedies as are given the Trustee hereunder are also for the benefit of the Issuer and the owners of the Bonds, and the Issuer and the owners of the Bonds shall be deemed third party beneficiaries of all covenants and agreements herein contained. In order to entitle the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.
     Section 6.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by the Company and thereafter waived by the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.
Article VII
Optional and Mandatory Prepayment
     Section 7.1. Obligation to Prepay Installments. The Company shall have the obligation to prepay installments payable hereunder in whole (or in the case of the event stated in (b) of this Section 7.1 in whole or in part), if any of the following shall have occurred:
     (a) As a result of any changes in the Constitution of the State or the Constitution of the United States of America or by legislative or administrative action (whether state or federal) or by final decree, judgment or order of any court or administrative body (whether state or federal) this Agreement shall have become void or unenforceable or impossible of performance in accordance with the intent and purposes of the parties as expressed in this Agreement; or
     (b) Proceeds of the Bonds, including income from the investment thereof, shall remain after completion of the Project and the payment of the Cost of the Project.
     In case of the event stated in Section 7.1(b) hereof, the Company agrees it will fulfill its obligation and prepay within 180 days after the Company has notice or actual knowledge of such event.
     Section 7.2. Option to Prepay Installments. The Company shall have the option to prepay the installments payable hereunder in whole, but not in part, if any of the following shall have occurred:
     (a) The Project or the Plant shall have been damaged or destroyed (in whole or in part) by fire or other casualty to such extent that in the opinion of the Company it is not practicable or desirable to rebuild, repair or restore the Project or the Plant; or

     (b) Title to, or the temporary use of, all or substantially all the Project or the Plant shall have been taken under the exercise of the power of eminent domain by any governmental authority, or person, firm or corporation acting under governmental authority.
     Section 7.3. Amount of Prepayment in Certain Events. To fulfill the obligation set forth in Section 7.1 hereof or to exercise an option granted in Section 7.2 or 7.4 hereof, the Company shall give written notice to the Issuer and to the Trustee as provided in Section 7.5 hereof. Such notice shall specify the date for the prepayment of the installments which shall be on or before the redemption date for the Bonds (the date for redemption of the Bonds being hereinafter called the “Redemption Date”).
     The amount payable by the Company in the event of its exercise of the obligation set forth in Section 7.1(a) hereof and the option granted in Section 7.2 hereof to prepay installments in whole shall be the sum of the following:
     (1) an amount of money which, when added to the amount then on deposit in the Bond Fund, will be sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) the outstanding Bonds on the Redemption Date, which amount shall consist of the principal amount thereof, all interest accrued and to accrue to the Redemption Date and expenses incurred or to be incurred in connection with the prepayment of installments and the redemption of the Bonds,
     (2) an amount of money equal to the Trustee’s fees and expenses under the Indenture accrued and to accrue until the Redemption Date, and
     (3) an amount of money sufficient to discharge all other liabilities of the Company accrued under this Agreement.
     Upon the occurrence of the event stated in Section 7.1(b) hereof, the amount payable by the Company hereunder will be an amount which, together with the amount then remaining on deposit in the Construction Fund and available for such purpose, will be sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) the Bonds or portions thereof (in Authorized Denominations) to be redeemed on the Redemption Date, which amount shall consist of the principal amount thereof, all interest accrued and to accrue thereon to said Redemption Date, and expenses incurred or to be incurred in connection with such prepayment of installments and such redemption of Bonds.
     Section 7.4. Option to Prepay Installments for Optional Redemption of Bonds. The Company shall have, and is hereby granted, the option to prepay from time to time installments under this Agreement in the manner, from the sources and on the dates specified in Section 3.1(a) of the Indenture and at prices sufficient to redeem (or when invested in Governmental Obligations in which such money is required to be invested will without reinvestment mature as to principal and interest, if any, at times and in amounts sufficient to redeem) all or part of the Bonds in Authorized Denominations in accordance with the provisions of the Indenture.
     Section 7.5. Notice of Prepayment. To exercise an option granted in or an obligation required by this Article VII, the Company shall give written notice to the Issuer and the Trustee not less than 45 days prior to the Redemption Date (or such later date as is acceptable to the Issuer and the Trustee) which shall specify therein the amount of such prepayment, the provisions of this Agreement permitting or requiring such prepayment and the date upon which such prepayment will be made, which date shall be not later than the Redemption Date, together with such other information, if any, as shall be reasonably necessary in order to enable the Trustee to call Bonds for redemption under the applicable provisions of the Indenture. In the Indenture the Issuer will forthwith take all steps necessary under the applicable provisions of the Indenture to effect redemption of all or part of the then outstanding Bonds, as may be the case, under applicable provisions of the Indenture.
     Section 7.6. Redemption of Bonds With Prepayment Moneys. By virtue of the assignment of the rights of the Issuer under this Agreement to the Trustee as provided in Section 4.4 hereof, the Company agrees to and shall pay any amount required or permitted to be paid by it under this Article VII directly to the Trustee. The Trustee shall use the moneys so paid to it by the Company to redeem (directly or through the application of maturing principal and interest, if any, of Governmental Obligations in which such moneys are required to be invested) the Bonds on the date set for such redemption pursuant to Sections 7.3 and 7.5 hereof.
Article VIII
Miscellaneous
     Section 8.1. Notices. Unless otherwise specifically provided, all notices, certificates or other communications shall be sufficiently given if in writing and shall be deemed given: (i) three days after the same are deposited in the United States mail and sent by registered or certified mail, return receipt requested, or (ii) when the same are delivered by hand, or (iii) when the same are sent by confirmed facsimile transmission, or (iv) on the next Business Day when the same are sent by overnight delivery service (with the signature of the receiving party required), in each case to the parties at the addresses set forth below: if to the Issuer, to Mississippi Business Finance Corporation, Department of Economic and Community Development, Corner of President and High, Sillers Building — 13th Floor, P.O. Box 849, Jackson, Mississippi 39205, or Telecopy Number (601) 359-2832, Attention: Executive Director; if to the Trustee, to The First National Bank of Chicago, One First National Plaza, Chicago, Illinois 60670, or Telecopy No. (312) 407-1708, Attention: Corporate Trust Services Division, Suite 0126; if to the Company, to Ingalls Shipbuilding, Inc., 1000 Litton Access Road, Pascagoula, Mississippi 39567, or Telecopy Number (228) 935-4864, Attention: Division Counsel, with a copy to the Guarantor at the address stated below; if to the Guarantor, to Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367, or Telecopy Number (818) 598-2025, Attention: General Counsel. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by written notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.
     Section 8.2. Assignments. This Agreement may not be assigned by either party without consent of the other and the Trustee, except that the Issuer shall assign to the Trustee certain of its rights under this Agreement as provided by Section 4.4 hereof and the Company may assign to any transferee or any surviving or resulting entity its rights under this Agreement as provided by Section 5.1 hereof.
     Section 8.3. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.
     Section 8.4. Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
     Section 8.5. Amounts Remaining in Any Fund With the Trustee. It is agreed by the parties hereto that after payment in full of (i) the principal of, premium, if any, and interest on the Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), (ii) the fees, charges and expenses of the Issuer and the Trustee in accordance with this Agreement and the Indenture and (iii) all other amounts required to be paid under this Agreement and the Indenture, any amounts remaining in any fund or accounts maintained under this Agreement or the Indenture and not applied to the payments of the above in accordance with the provisions of this Agreement and the Indenture shall belong to and be paid to the Company by the Trustee as an overpayment of loan repayment installments upon receipt of a written request from the Company.
     Section 8.6. Amendments, Changes and Modifications. Except as otherwise provided in this Agreement or the Indenture, subsequent to the issuance of Bonds and prior to their payment in full (or provision for payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated without the written consent of the Trustee and only in accordance with the provisions of Article XI of the Indenture.
     Section 8.7. Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the applicable laws of the State.
     Section 8.8. Authorized Representatives. Whenever under the provisions of this Agreement the approval of the Company is required or the Issuer or the Trustee is required to take some action at the request of the Company, such approval or such request shall be given for the Company by an Authorized Company Representative, and the Issuer and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken. Whenever under the provisions of this Agreement the approval of the Issuer is required or the Company or the Trustee is required to take some action at the request of the Issuer, such approval or such request shall be given for the Issuer by an Authorized Issuer Representative, and the Company and the Trustee shall be authorized to act on any such approval or request and neither party hereto shall have any complaint against the other or against the Trustee as a result of any such action taken.
     Section 8.9. Term of the Agreement. The term of this Agreement shall commence as of the date hereof and, unless sooner terminated as provided in this Agreement, shall expire on the date that all of the Bonds and all fees, indemnities, expenses and charges of the Issuer and the Trustee have been fully paid or provision made for such payment.
     Section 8.10. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns; subject, however, to the limitations contained in Sections 4.4, 5.1 and 8.2 hereof.

     In Witness Whereof, the Mississippi Business Finance Corporation and Ingalls Shipbuilding, Inc. have caused this Agreement to be executed in their respective names and attested by their duly authorized officers and have caused their corporate seals to be affixed hereto, all as of the date first above written.

Mississippi Business Finance Corporation

By
Executive Director
(Seal)
Attest:

By	Secretary

Ingalls Shipbuilding, Inc.

By
Treasurer
(Seal)
Attest:

By
Assistant Secretary

Exhibit A
Description of Project
     Port facilities at the shipbuilding complex of Ingalls Shipbuilding, Inc. in Jackson County, Mississippi, in the following areas:
Pontoon Expansion
Land Improvements
Production Buildings and Support
Equipment Improvements
Pontoon